                                                                  Exhibit 10.9
================================================================================

                                                  [COMPOSITE CONFORMED COPY WITH
                                                      SUBSTANTIALLY ALL EXHIBITS
                                                          CONFORMED AS EXECUTED]


                                 LABRANCHE & CO.

                            ------------------------

                             Note Purchase Agreement

                            ------------------------

                            DATED SEPTEMBER 15, 1997


          $20,000,000 8.17% SUBORDINATED NOTES DUE SEPTEMBER 15, 2002

================================================================================

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                             TABLE OF CONTENTS                              PAGE

1.    AUTHORIZATION OF NOTES ..............................................    1

2.    SALE AND PURCHASE OF NOTES ..........................................    1

3.    CLOSING .............................................................    1

4.    CONDITIONS TO CLOSING................................................    2
      4.1  Representations and Warranties .................................    2
      4.2  Performance; No Default ........................................    2
      4.3  Compliance Certificate .........................................    2
      4.4  Opinions of Counsel ............................................    2
      4.5  Purchase Permitted By Applicable Law, etc ......................    3
      4.6  Net Capital ....................................................    3
      4.7  Sale of Other Notes ............................................    3
      4.8  Payment of Special Counsel Fees ................................    3
      4.9  Private Placement Number .......................................    3
      4.10 Changes in Organizational Structure ............................    3
      4.11 Intercreditor Agreements .......................................    4
      4.12 Proceedings and Documents ......................................    4

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......................    4
      5.1  Organization; Power and Authority ..............................    4
      5.2  Authorization, etc .............................................    4
      5.3  Disclosure .....................................................    5
      5.4  Subsidiaries ...................................................    5
      5.5  Financial Statements ...........................................    5
      5.6  Compliance with Laws, Other Instruments, etc ...................    6
      5.7  Governmental Authorizations, etc ...............................    6
      5.8  Litigation; Observance of Agreements, Statutes and Orders ......    6
      5.9  Taxes ..........................................................    7
      5.10 Title to Property; Leases ......................................    7
      5.11 Licenses, Permits, etc .........................................    7
      5.12 Compliance with ERISA...........................................    7
      5.13 Private Offering by the Company ................................    8
      5.14 Use of Proceeds; Margin Regulations ............................    8
      5.15 Existing Debt...................................................    9
      5.16 Foreign Assets Control Regulations, etc.........................    9
      5.17 Status under Certain Statutes ..................................    9
      5.18 Membership in NYSE, Etc ........................................    9
      5.19 Priority of Notes ..............................................   10

6.    REPRESENTATIONS OF THE PURCHASER ....................................   10
      6.1  Purchase for Investment ........................................   10
      6.2  Source of Funds ................................................   11

7.    INFORMATION AS TO COMPANY ...........................................   12
      7.1  Financial and Business Information .............................   12



LaBranche & CO.                                          NOTE PURCHASE AGREEMENT
                                       i
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                          TABLE OF CONTENTS (Cont.)                         PAGE

      7.2  Officer's Certificate ..........................................   15
      7.3  Inspection .....................................................   15

8.    PREPAYMENT OF THE NOTES .............................................   16
      8.1  Required Prepayments ...........................................   16
      8.2  Optional Prepayments with Make-Whole Amount ....................   16
      8.3  Allocation of Partial Prepayments ..............................   16
      8.4  Maturity; Surrender, etc .......................................   16
      8.5  Purchase of Notes ..............................................   16
      8.6  Offer to Pay upon Change in Control ............................   17
      8.7  Make-Whole Amount ..............................................   19

9.    AFFIRMATIVE COVENANTS ...............................................   21
      9.1  Compliance with Law ............................................   21
      9.2  Insurance ......................................................   21
      9.3  Maintenance of Properties ......................................   21
      9.4  Payment of Taxes and Claims ....................................   22
      9.5  Legal Existence, etc ...........................................   22
      9.6  Ranking of Notes ...............................................   22
      9.7  Line of Business ...............................................   22
      9.8  Compliance with Margin Regulations .............................   22
      9.9  Subsidiaries ...................................................   23

10.   NEGATIVE COVENANTS ..................................................   23
      10.1 Minimum Partners' Capital ......................................   23
      10.2 Permitted Debt .................................................   23
      10.3 Restricted Payments ............................................   23
      10.4 Transactions with Affiliates ...................................   24
      10.5 Merger, Consolidation, etc .....................................   24
      10.6 Liens ..........................................................   25
      10.7 Limitation on Loans ............................................   25

11.   EVENTS OF ACCELERATION; EVENTS OF DEFAULT; REMEDIES .................   26
      11.1 Events of Acceleration .........................................   26
      11.2 Remedies Upon an Event of Acceleration .........................   27
      11.3 Events of Default ..............................................   29
      11.4 Remedies Upon an Event of Default ..............................   30
      11.5 Other Remedies .................................................   30
      11.6 Annulment of Acceleration of Notes .............................   30

12.   SUSPENSION OF REPAYMENT; SUBORDINATION, STATUS AND OTHER MATTERS ....   31
      12.1 Suspension of Required Payments ................................   31
      12.2 Suspension of Optional Payments ................................   33
      12.3 Recapture Interest .............................................   34
      12.4 Subordination of Obligations ...................................   35
      12.5 Insolvency Event ...............................................   35
      12.6 Obligations Not Impaired .......................................   36
      12.7 Non-liability of NYSE ..........................................   36


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

                          TABLE OF CONTENTS (Cont.)                         PAGE

      12.8 Status of Proceeds of Notes ....................................   36
      12.9 Notices to NYSE ................................................   36
      12.10 Futures Commission Merchants ..................................   37
      12.11 Set-off .......................................................   37
      12.12 Amendment .....................................................   37

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .......................   38
      13.1 Registration of Notes ..........................................   38
      13.2 Transfer and Exchange of Notes .................................   38
      13.3 Limitation on Transfer of Notes ................................   38
      13.4 Replacement of Notes ...........................................   38

14.   PAYMENTS ON NOTES ...................................................   39
      14.1 Place of Payment ...............................................   39
      14.2 Home Office Payment ............................................   39

15.   EXPENSES, ETC .......................................................   39
      15.1 Transaction Expenses ...........................................   39
      15.2 Survival .......................................................   40

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT ........   40

17.   AMENDMENT AND WAIVER ................................................   40
      17.1 Requirements ...................................................   40
      17.2 Solicitation of Holders of Notes ...............................   41
      17.3 Binding Effect, etc ............................................   41
      17.4 Notes held by Company, etc .....................................   41

18.   NOTICES .............................................................   42

19.   REPRODUCTION OF DOCUMENTS ...........................................   42

20.   CONFIDENTIAL INFORMATION ............................................   43

21.   SUBSTITUTION OF PURCHASER ...........................................   44

22.   MISCELLANEOUS .......................................................   44
      22.1 Successors and Assigns .........................................   44
      22.2 Payments Due on Non-Business Days ..............................   44
      22.3 Severability ...................................................   45
      22.4 Construction ...................................................   45
      22.5 Counterparts ...................................................   45
      22.6 Governing Law ..................................................   45

SCHEDULE A       --     Information Relating to Purchasers
SCHEDULE B       --     Defined Terms
SCHEDULE 4.2     --     Pre-Closing Transactions


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

SCHEDULE 4.10    --     Changes in Organizational Structure
SCHEDULE 5.3     --     Disclosure Materials
SCHEDULE 5.5     --     Financial Statements
SCHEDULE 5.8     --     Certain Litigation
SCHEDULE 5.11    --     Patents, etc.
SCHEDULE 5.12    --     ERISA
SCHEDULE 5.15    --     Existing Debt
SCHEDULE 9.2     --     Insurance
EXHIBIT 1        --     Form of 8.17% Subordinated Note due September 15, 2002
EXHIBIT 4.4(a)   --     Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b)   --     Form of Opinion of Special Counsel for the Purchasers
EXHIBIT 4.11     --     Form of Intercreditor Agreement


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

                                 LABRANCHE & CO.
                               One Exchange Plaza
                               New York, NY 10006

                 8.17% Subordinated Notes Due September 15, 2002

                                                        Dated September 15, 1997

To Each of the Purchasers Listed in
      the Attached Schedule A:

Ladies and Gentlemen:

      LaBranche & Co., a New York limited partnership (the "Company"), agrees with you as follows:

1. AUTHORIZATION OF NOTES

      The Company will authorize the issue and sale of $20,000,000 aggregate principal amount of its 8.17% Subordinated Notes due September 15, 2002 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement and the Other Agreements). The Notes shall be substantially in the form of Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are, defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; and references to Sections are, unless otherwise specified, references to Sections of this Agreement.

2. SALE AND PURCHASE OF NOTES

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3. CLOSING

      The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut at 10:00 a.m., local Hartford time, at a closing (the "Closing") on September 15, 1997 or on such other Business Day thereafter on or prior to September 30, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT
by wire transfer of immediately available funds for the account of the Company to account number at The Bank of New York, One Wall Street, New York, NY 10015, ABA# 021-000-018 FBO LaBranche & Co., A/C # 8540904708 Attn. Rick Rivera 212-635-6739. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING

      Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

      4.1 Representations and Warranties.

      The representations and warranties of the Company in this Agreement shall be correct as of the date hereof and at the time of the Closing.

      4.2 Performance; No Default.

      The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default, Event of Default or Event of Acceleration shall have occurred and be continuing. Except as set forth on Schedule 4.2, the Company shall not have entered into any transaction since June 1, 1997 that would have been prohibited by Section 10.4, had such Section applied since such date.

      4.3 Compliance Certificate.

      The Company shall have delivered to you an Officers' Certificate dated the date of the Closing, certifying that the conditions specified in Section 4.1,
Section 4.2 and Section 4.10 have been fulfilled, and certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

      4.4 Opinions of Counsel.

      You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing

            (a) from Fulbright & Jaworski L.L.P., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), and

            (b) from Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form of Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

      4.5 Purchase Permitted By Applicable Law, etc.

      On the date of the Closing your purchase of Notes shall

            (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,

            (b) not violate any applicable law or regulation (including, without limitation, Regulation G, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System), and

            (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

      4.6 Net Capital.

      The Company shall provide such evidence as is reasonably satisfactory to you evidencing that the Company has obtained the approval of the NYSE to classify the Notes as a component of the Net Capital of the Company.

      4.7 Sale of Other Notes.

      Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

      4.8 Payment of Special Counsel Fees.

      Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      4.9 Private Placement Number.

      A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

      4.10 Changes in Organizational Structure.

      Except as specified in Schedule 4.10, the Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

      4.11 Intercreditor Agreements.

      Each partner and Affiliate of the Company which are the holders of subordinated liabilities of the Company shall have executed and delivered an Intercreditor Agreement.

      4.12 Proceedings and Documents.

      All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to you, as of the date of the Closing, that:

      5.1 Organization; Power and Authority.

            (a)   The Company. The Company

                  (i) is a limited partnership duly organized and, to the extent applicable, validly existing and in good standing under the laws of its jurisdiction of organization,

                  (ii) is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and

                  (iii) has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

            (b)   The General Partner. The General Partner

                  (i) is a limited liability company, duly organized and, to the extent applicable, validly existing and in good standing under the laws of its jurisdiction of organization, and

                  (ii) has all legal power and authority necessary to be, act as, and carry out its responsibilities as, the general partner of the Company.

      5.2 Authorization, etc.

      This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary action on the part of the Company and the General Partner, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT
binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by

            (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and

            (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.3 Disclosure.

      The Company, through its agent, ING Barings, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated June 26, 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. Except as disclosed in
Schedule 5.3, this Agreement, the Memorandum, the documents, certificates and other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that is peculiar to the Company (excluding facts of a general, publicly known, economic or political nature) that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect and that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

      5.4 Subsidiaries.

      The Company has no Subsidiaries.

      5.5 Financial Statements.

      The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule 5.5 and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

      5.6 Compliance with Laws, Other Instruments, etc.

      The execution, delivery and performance by the General Partner on behalf of the Company of this Agreement and the Notes will not

            (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the General Partner or the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, organizational document or by-laws, or any other agreement or instrument to which the General Partner or the Company is bound or by which the Company, the General Partner or any of their respective properties may be bound or affected,

            (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the General Partner or the Company, or

            (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the General Partner or the Company.

      5.7 Governmental Authorizations, etc.

      Neither the nature of the General Partner or the Company or of any of their respective businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, or the performance of the obligations hereunder and thereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution and delivery of this Agreement, the offer, issuance, sale or delivery of the Notes, or the performance of the obligations hereunder or thereunder, except for consents, approvals and authorizations, and filings, registrations and qualifications, that have been obtained or made.

      5.8 Litigation; Observance of Agreements, Statutes and Orders.

            (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company or challenging the validity or enforceability of this Agreement or the Notes, in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

      5.9 Taxes.

      The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments,

            (a) the amount of which is not individually or in the aggregate Material, or

            (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.

The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.

      5.10 Title to Property; Leases.

      The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      5.11 Licenses, Permits, etc.

      Except as disclosed in Schedule 5.11:

            (a) the Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

      5.12 Compliance with ERISA.

            (a) Disclosure. Schedule 5.12 sets forth all "employee pension benefit plans" with respect to which the Company or any "affiliate" of the Company is a "plan sponsor" or a "substantial employer" or in respect of which the Notes could constitute an "employer security." To the best knowledge of the Company, no part of the assets of any of the


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT
      employee pension benefit plans listed on Schedule 5.12 are managed, controlled or invested by, or are on deposit with, any Purchaser or any affiliate thereof. The terms "employee pension benefit plan" and "plan sponsor" have the meanings specified in section 3 of ERISA, "substantial employer" has the meaning specified in section 4062 of ERISA and "affiliate" and "employer security" have the meanings specified in section 407(d) of ERISA).

            (b) Investment Advice. Neither the Company nor any of its Affiliates has offered or delivered any evaluation or other investment advice on any basis in respect of the advisability of the purchase of the Notes to any Purchaser in any manner that would cause the Company or Affiliates to become a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any "employee benefit plan" (as defined in section 3 of ERISA) the assets of which are being used to acquire the Notes.

            (c) Prohibited Transactions. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A) through section 4975(D), inclusive, of the IRC.

            (d) Defined Benefit Plan. The Company has never at any time had any liability or obligation in respect of any "defined benefit plan" (as defined in section 3 of ERISA).

            (e) Compliance with ERISA. The Company and the ERISA Affiliates and each Pension Plan are in compliance with ERISA, except for such failures to comply that in the aggregate for all such failures could not reasonably be expected to have a Material Adverse Effect.

            (f) Multiemployer Plans. Neither the Company nor any ERISA Affiliate contributes to, maintains, or has any liability or obligation in respect of, a Multiemployer Plan.

      5.13 Private Offering by the Company.

      Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

      5.14 Use of Proceeds; Margin Regulations.

            (a) Use of Proceeds. The proceeds of the Notes shall be dealt with in all respects as capital of the Company, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Company's name in any bank or trust company.


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                                       8

            (b) Regulation G, Etc. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

      5.15 Existing Debt.

            (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company as of August 31, 1997 (and specifying, as to each such Debt, the collateral, if any, securing such Debt), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments, collateral or maturities of the Debt of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company and no event or condition exists with respect to any Debt of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. No notice has been issued in respect of non-renewal of the maturity of the "scheduled maturity date" of any Debt listed on Schedule 5.15 that constitutes Permitted Subordinated Debt.

            (b) Except as disclosed in Schedule 5.15, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

      5.16 Foreign Assets Control Regulations, etc.

      Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      5.17 Status under Certain Statutes.

      The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C), as amended, or the Federal Power Act, as amended.

      5.18 Membership in NYSE, Etc.

            (a) Broker-Dealer Status. The Company is registered as a broker-dealer with the SEC under the Exchange Act and with state securities authorities in each state where the Company is required to be so registered. The Company is a member organization in good standing of the NYSE and the NASD.


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                                       9

            (b) Regulation T. The Company's operations, as currently conducted, are not subject to the provisions of Regulation T (12 C.F.R. ss. 220) of the Board of Governors of the Federal Reserve System.

            (c) SIPC Assessments. The Company is not in arrears with respect to any assessment made by the SIPC.

            (d) Notes as Net Capital. The Company has obtained the approval of the NYSE to classify the Notes as subordinated loan agreements and Net Capital. No other approval or consent of the NYSE, the SEC or any other Governmental Authority is necessary to permit such classification.

      5.19 Priority of Notes.

      There is no Debt of the Company that is in any manner subordinated to any other Debt of the Company and that is not junior in right of payment and performance to the right of payment and performance of the Notes. To the best knowledge of the Company, all Intercreditor Agreements executed and delivered pursuant to Section 4.11 are duly authorized, executed and delivered by the holders of subordinated liabilities of the Company subject to such agreements, and such agreements are enforceable in accordance with their terms against such Persons, except as such enforceability is limited by

            (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and

            (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6. REPRESENTATIONS OF THE PURCHASER

      6.1 Purchase for Investment.

      You represent that you are

            (a) an "accredited investor" as defined in Rule 501 (a) under the Securities Act, and

            (b) purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.

You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.


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

      6.2 Source of Funds.

      You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) General Account -- the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the IRC, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile and that the acquisition of the Notes by such account is eligible for and satisfies the other requirements of such exemption;

            (b) Separate Account -- the Source is either

                  (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) and the Purchaser has no knowledge of any fact or circumstance that would make reliance by it on PTE 90-1 unreasonable, or

                  (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this Section 6.2(b)
            (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;

            (c) QPAM --

                  (i) the Source constitutes assets of an "investment fund"
            (within the meaning of Part V of the PTE 84-14) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of PTE 84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and Part I(g) of PTE 84-14 are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of PTE 84-14) owns a 5% or more interest in the Company,

                  (ii) (A) the identity of such QPAM, and

                        (B) the names of all employee benefit plans whose assets
                  are included in such investment fund


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                                       11
                  have been disclosed to the Company in writing pursuant to this
                  Section 6.2(c), and

                  (iii) the Purchaser has no knowledge of any fact or
            circumstance that would make reliance by it on PTE 84-14 unreasonable;

            (d) Government Plan -- the Source is a governmental plan;

            (e) Identified Plans -- the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Section 6.2(e); or

            (f) Exempt Plans -- the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and the prohibited transaction provisions of the IRC.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7. INFORMATION AS TO COMPANY

      7.1 Financial and Business Information.

      The Company shall deliver to each holder of Notes that is an Institutional
      Investor:

            (a) FOCUS Report -- as soon as practicable after the end of each fiscal quarter of the Company, and in any event within 5 days after filing with the NYSE, the Company's FOCUS Report for such period as filed;

            (b) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a statement of financial condition of the Company as at the end of such quarter, and

                  (ii) statements of income, changes in partners' capital and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

      setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Official as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);


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                                       12

            (c) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a statement of financial condition of the Company, as at the end of such year, and

                  (ii) statements of income, changes in partners' equity and cash flows of the Company, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                  (A) an opinion thereon of a Big Six Accounting Firm, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default, an Event of Default or an Event of Acceleration, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default, Event of Default or Event of Acceleration unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in
      Section 7.1(c)(ii)(B), shall be deemed to satisfy the requirements of this
      Section 7.1(c);

            (d) SEC and Other Reports -- promptly upon their becoming available, one copy of

                  (i) each financial statement, report, notice or proxy
            statement sent by the Company to public securities holders generally, and

                  (ii) each regular or periodic report, each registration
            statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company to the public concerning developments that are Material;


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

            (e) Notice of Default, Event of Default or Event of Acceleration -- promptly, and in any event within five days after a Responsible Official becoming aware of the existence of any Default, Event of Default or Event of Acceleration, or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11.1(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (f) ERISA Matters -- promptly, and in any event within 15 days after a Responsible Official becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Pension Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or Title IV of ERISA or the penalty or excise tax provisions of the IRC relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or Title IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any Federal or state Governmental Authority (including the Examining Authority) relating to any action or proceeding, order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (h) Requested In formation -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

      7.2 Officer's Certificate.

      Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1 (b) or Section 7.1 (c) shall be accompanied by a certificate of a Responsible Official setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 and Section 10.3, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default, an Event of Default or an Event of Acceleration or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental
      Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      7.3 Inspection.

      The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default, Event of Default or Event of Acceleration then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default, Event of Default or Event of Acceleration then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested.


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                                       15

8. PREPAYMENT OF THE NOTES

      8.1 Required Prepayments.

      Subject to Section 12.1, the principal of the Notes shall become due and payable in full, together with all amounts owing in respect thereof (including all accrued interest) on September 15, 2002 (the "Scheduled Maturity Date").

      8.2 Optional Prepayments with Make-Whole Amount.

      Subject to Section 12.2, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part, of the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Responsible Official as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Responsible Official specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      8.3 Allocation of Partial Prepayments.

      In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

      8.4 Maturity; Surrender, etc.

      In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      8.5 Purchase of Notes.

      The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except


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                                       16

            (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes, or

            (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.

Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      8.6 Offer to Pay upon Change in Control.

            (a) Notice of Change in Control Notice Event. In the event of the obtaining of knowledge of a Change in Control Notice Event by any Responsible Official (including, without limitation, via the receipt of notice of a Change in Control Notice Event from any holder of Notes), the Company will, within five (5) Business Days after such obtaining of knowledge, give notice of such Change in Control Notice Event to each holder of Notes. Such notice will

                  (i) refer to this Section 8.6(a),

                  (ii) be dated the date of the sending of such notice,

                  (iii) specify, in reasonable detail, the nature and date of the Change in Control Notice Event, and

                  (iv) be executed by a Responsible Official.

            (b) Offer in Respect of a Change in Control.

                  (i) In General. Subject to Section 12.2, in connection with a
            Change in Control, the Company may, but shall not be required to, make one irrevocable separate offer to each holder of Notes to pay the principal of all of such holder's Notes (together with any interest accrued and unpaid thereon and any Make-Whole Amount due in respect thereof), on a date (the "Change in Control Payment Date") specified in such offer, which will be the Change in Control Date.

                  (ii) Subject to Approval of Examining Authority. As provided in Section 12.2(a), no Optional Note Payment may be made during the 365 day period following the Closing Date and no Optional Note Payment may be made without the prior written permission of the Examining Authority.

                  (iii) Timing of Offers. Such offer


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                                       17

                        (A) will be made no later than 20 Business Days prior to
                  the Change in Control Date in respect thereof,

                        (B) will be made no earlier than the earlier of the
                  occurrence of the first Change in Control Notice Event related to such Change in Control or 45 days prior to such Change in Control Date, and

                        (C) will remain open for at least 20 Business Days.

                  (iv) Content of Offer. Each such offer will

                        (A) refer to this Section 8.6(b),

                        (B) be dated the date of the sending of such offer,

                        (C) describe in reasonable detail the nature and
                  material terms of the Change in Control,

                        (D) specify the Change in Control Payment Date,

                        (E) specify the last date upon which the offer can be
                  accepted or rejected, and the consequences of failing to provide an acceptance or rejection as provided in Section 8.6(c),

                        (F) specify the principal amount of each Note
                  outstanding, and the interest that would be due on each Note offered to be paid if such offer was accepted, accrued to the Change in Control Payment Date,

                        (G) provide the calculation (with details) of an
                  estimated Make-Whole Amount, if any, (calculated as if the date of such notice was the date of payment) due in connection with such payment, and

                        (H) be executed by a Responsible Official.

            (c) Acceptance, Rejection. To accept or reject such offered payment, a holder of Notes shall send a notice of acceptance or rejection to the Company prior to the expiration of the specified offer period. A failure to respond to any such written offer of payment as provided in this
      Section 8.6(c) shall be deemed to constitute an acceptance of such offer.

            (d) Deferral of Obligation to Pay. The obligation of the Company to pay the principal of the Notes pursuant to the offers required by Section 8.6(b) and accepted in accordance with Section 8.6(c) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances have been made. In the event that such Change in Control does not occur on or prior to the specified Change in Control Payment Date in respect thereof, such payment shall be deferred until and shall be made on the Change in Control Date (as deferred). The Company shall keep each holder of Notes reasonably and timely informed of

                  (i) any deferral in, and the expected dates of, the Change in
            Control Payment Date, and


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                                       18

                  (ii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.6 in respect of such Change in Control shall be deemed rescinded, provided that if such abandoned Change in Control is revived, it shall be deemed to be a new Change in Control hereunder).

      If the Change in Control Payment Date is deferred by more than 5 Business Days, the Company will promptly deliver to the holders of the Notes the information required by Section 8.6(b)(iv), updated accordingly.

            (e) Material Alteration in Transaction. If, prior to the Change in Control Payment Date, the terms of the transaction constituting the related Change in Control are altered in any material respect, the Company will immediately notify each holder of Notes of the details of such alteration. Each holder of Notes will have the right to reverse its acceptance or rejection of such offer (if already accepted or rejected) until the end of the 5th Business Day following the day on which such holder is notified by the Company of such alteration. Each holder of Notes which reverses its acceptance or rejection of such offer shall notify the Company thereof during such 5 Business Day period. If any holder of Notes fails to notify the Company of a reversal of its acceptance or rejection of such offer during such 5 Business Day period, such holder of Notes shall be deemed to have confirmed such acceptance or rejection. The Change in Control Payment Date will be deferred, to the extent necessary, to accommodate such 5 Business Day period, and the Company will promptly deliver to the holders of the Notes the information required by Section 8.6(b)(iv), updated accordingly as necessary.

            (f) Payment. The offered payment shall be made at 100% of the principal amount of the Notes to be prepaid (together with any interest accrued and unpaid thereon, determined as of the Change in Control Payment
      Date). Two Business Days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Responsible Official specifying the details of the calculation of such Make-Whole Amount as of the specified payment date, including a copy of the source of interest rate information used in such calculation.

            (g) Waiver of Event of Acceleration. Each holder which shall have rejected an offer of payment made in accordance with this Section 8.6 shall be deemed to have

                  (i) waived the right to accelerate the maturity of such
            holder's Notes in connection with such Change in Control and the Event of Acceleration caused by such Change in Control, and

                  (ii) agreed that no Event of Acceleration shall have occurred as a result of such Change in Control.

      Such waiver shall not affect the rights of the holders of the Notes in respect of any other Change in Control.

      8.7 Make-Whole Amount.

      The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 11.2 or
      Section 11.4, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.75% per annum plus the yield to maturity implied by

                  (i) the yields reported, as of 10:00 A.M. (New York City time)
            on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or

                  (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

      Such implied yield will be determined, if necessary, by

                  (a) converting U.S. Treasury bill quotations to
            bond-equivalent yields in accordance with accepted financial practice, and

                  (b) interpolating linearly between

                        (1) the actively traded U.S. Treasury security with the
                  duration closest to and greater than the Remaining Average Life, and

                        (2) the actively traded U.S. Treasury security with the
                  duration closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) remaining until the Scheduled Maturity Date.


LaBranche & CO.                                          NOTE PURCHASE AGREEMENT

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, the payment on the Scheduled Maturity Date of such Called Principal and all interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to the Scheduled Maturity Date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12, as the context requires.

9.    AFFIRMATIVE COVENANTS

      The Company covenants that so long as any of the Notes are outstanding:

      9.1   Compliance with Law.

      The Company will comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and all laws, rules and regulations of the SEC, the NYSE and the NASD, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses (including, without limitation, those required by the SEC, the NYSE and the NASD), in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect provided that the failure of the Company to be registered as a broker-dealer in good standing with the SEC under the Exchange Act, to be a member organization in good standing of the NYSE, or to maintain its status as a specialist broker in good standing with the NYSE, shall be a breach of this
Section 9.1.

      9.2   Insurance.

      The Company will maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Schedule 9.2 contains a summary of insurance coverages of the Company in existence on the Closing Date.

      9.3   Maintenance of Properties.

      The Company will maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company from discontinuing the operation and


LaBranche & CO                         21                NOTE PURCHASE AGREEMENT
the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      9.4   Payment of Taxes and Claims.

      The Company will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company need not pay any such tax or assessment or claims if

            (a) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company, or

            (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      9.5   Legal Existence, etc.

      Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its legal existence.

      9.6   Ranking of Notes.

      The Notes shall at all times rank as direct, unsecured, subordinated obligations of the Company and shall rank at senior to all other subordinated Debt of the Company present and future.

      9.7   Line of Business.

      The Company will not engage in any businesses other than the businesses in which the Company is engaged on the date of this Agreement, securities brokerage, clearing, and securities trading businesses, and financial and investment services related thereto.

      9.8   Compliance with Margin Regulations.

      No provision of this Agreement is intended by the Company or the holders of the Notes, and no provision of this Agreement shall be construed by any other Person to provide "indirect security" in any "margin stock" owned by the Company, and no provision of this Agreement is intended to restrict the right or ability of the Company to sell, pledge, or otherwise dispose of margin stock owned by it to the extent that such a restriction would be in violation of Regulation G, Regulation T or Regulation U of the Board of Governors of the Federal Reserve System, and any provision of this Agreement that may be construed to impose a restriction that is inconsistent with such Regulations is intended to be, and shall be, construed as being subject to and limited by said Regulations. The terms "indirect security" and "margin stock" have the meanings assigned to them by such Regulation G.


LaBranche & CO                         22                NOTE PURCHASE AGREEMENT

      9.9   Subsidiaries.

      The Company will not suffer to exist at any time any Subsidiaries of the Company.

10.   NEGATIVE COVENANTS

      The Company covenants that so long as any of the Notes are outstanding:

      10.1 Minimum Partners' Capital.

           (a) Regulatory Capital. The Company will not permit, at any time,

                  (i) NYSE Net Capital to be less than 150% of NYSE Required Net
            Capital, and

                  (ii) SEC Net Capital to be less than 150% of SEC Required Net
            Capital, in each case determined at such time.

           (b) Partners' Capital. The Company will not permit, at any time, Adjusted Partners' Capital to be less than $40,000,000.

      10.2  Permitted Debt.

      The Company will not suffer to exist at any time any Debt other than Permitted Secured Debt, Permitted Subordinated Debt and Pension Plan Notes.

      10.3  Restricted Payments.

      The Company will not declare, make or pay any Restricted Payment, if,

            (a) after such declaration, making or payment, the amount of Restricted Payments declared, made or paid during the then current Fiscal Quarter would exceed an amount equal to

                  (i) $5,000,000, plus

                  (ii) Operating Income determined in respect of all then
            completed Fiscal Quarters from and including the Fiscal Quarter beginning on July 1,1997, plus

                  (iii) the book value of the net proceeds of all

                        (A) sales of partnership interests received by the
                  Company on or after July 1,1997

                        (B) contributions to partnership capital received by the
                  Company on or after July 1, 1997,


LaBranche & CO                         23                NOTE PURCHASE AGREEMENT

                        (C) issuances of Permitted Subordinated Debt received by
                  the Company on or after July 1, 1997 (except to the extent issued in lieu of a distribution in respect of partnership capital), minus

                  (iv) the amount of all Restricted Payments made during all then completed Fiscal Quarters from and including the Fiscal Quarter beginning on July 1,1997, or

            (b) a Default, Event of Default or Event of Acceleration then exists or would exist after giving effect thereto,

provided that during any period when a Default, Event of Default or Event of Acceleration then exists, the Company will be permitted to declare, make and pay Permitted Tax Dividends if, after giving effect to such declaration, making or payment, the aggregate amount of all Permitted Tax Dividends paid during the 365 day period ending on the date of such declaration, making or payment does not exceed an amount equal to the Maximum Tax Rate multiplied by Operating Income determined in respect of the then most recently ended period of 4 Fiscal Quarters.

      10.4  Transactions with Affiliates.

      The Company will not enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms.

      10.5  Merger, Consolidation, etc.

      The Company will not consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent business organization organized and existing under the laws of the United States or any State thereof or Canada or any province thereof (including the District of Columbia), and, if the Company is not such business organization;

                  (i) such business organization shall have executed and
            delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes, and

                  (ii) shall have caused to be delivered to each holder of any
            Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof,


LaBranche & CO                         24                NOTE PURCHASE AGREEMENT

            (b) all necessary approvals of, and filings with, the NYSE, the SEC and the NASD shall have been obtained, and reasonable evidence thereof shall have been provided to the holders of the Notes; and

            (c) immediately after giving effect to such transaction, no Default, Event of Default or Event of Acceleration shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor business organization that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

      10.6  Liens.

      The Company will not cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien except:

            (a) Liens securing Permitted Secured Debt;

            (b) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, so long as the payment obligation secured thereby is not delinquent;

            (c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws; and

            (d) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of said properties or materially interfere with the use of such property in the ordinary conduct of the business of the Company.

Notwithstanding any other provision of this Agreement, the Company will not cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any Lien on any NYSE Exchange Memberships owned by the Company.

      10.7  Limitation on Loans.

      The Company will not make or suffer to exist loans or advances, or assets in the nature of loans or advances, to any Person or group of related Persons in excess of $1 000,000 in the aggregate for all such loans or advances to each such Person or group outstanding at any time, other than loans made in the ordinary course of business of the Company, provided that loans to Affiliates of, employees of, partners of or holders of equity in, the Company shall not be deemed to have been made in such ordinary course.


LaBranche & CO                         25                NOTE PURCHASE AGREEMENT

11.   EVENTS OF ACCELERATION; EVENTS OF DEFAULT; REMEDIES

      11.1  Events of Acceleration.

      An "Event of Acceleration" shall exist if any of the following occurs and is continuing:

            (a) Principal or Make-Whole Amount Payments -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due (without giving effect to Section
      12.1 or Section 12.2 in determining when such payment is due);

            (b) Interest Payments -- the Company shall fail to make any payment of interest on any Note on or before 5 Business Days after the date such payment is due (without giving effect to Section 12.1 or Section 12.2 in determining when such payment is due)

            (c) Particular Covenant Defaults -- the Company shall fail to perform or observe any covenant contained in Section 10 or in Section 7.1(e);

            (d) Other Defaults--the Company shall fail to comply with any other provision hereof, and such failure continues for more than 30 days after such failure shall first become known to any Responsible Official;

            (e) Warranties or Representations -- any warranty, representation or other statement by or on behalf of the Company contained herein or contained in any instrument furnished in compliance herewith or in reference hereto shall have been false or misleading in any material respect when made;

            (f) Specialist Status -- the Company is not a specialist broker in good standing with the NYSE;

            (g) Default on Debt or Other Security --

                  (i) the Company shall fail to make any payment on any Debt when due; or

                  (ii) any event shall occur or any condition shall exist in respect of Debt of the Company or under any agreement securing or relating to such Debt, that immediately or with any one or more of the passage of time, the giving of notice or the expiration of waivers granted in respect of such event or condition:

                        (A) causes, or permits any one or more of the holders
                  thereof or a trustee therefor to cause such Debt or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment;

                        (B) causes or permits any one or more of the holders
                  thereof or a trustee therefor to elect any member of the board of directors (or its equivalent) of such Person; or


LaBranche & CO                         26                NOTE PURCHASE AGREEMENT

                        (C) causes or permits any one or more of the holders
                  thereof or a trustee therefor to require the Company to repurchase such Debt from such holder;

      provided that the aggregate amount of all obligations in respect of such Debt exceeds at such time $1,000,000;

            (h) Involuntary Bankruptcy Proceedings --

                  (i) a receiver, liquidator, custodian or trustee of the
            Company, the General Partner or of all or any of the Property of the Company or the General Partner shall be appointed by court order and such order remains in effect for more than 60 days; or an order for relief shall be entered with respect to the Company or the General Partner or the Company or the General Partner shall be adjudicated a bankrupt or insolvent;

                  (ii) any of the Property of the Company or the General Partner
            shall be sequestered by court order and such order remains in effect for more than 60 days; or

                  (iii) a petition shall be filed against the Company or the
            General Partner under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing;

            (i) Voluntary Petitions -- the Company or the General Partner shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

            (j) Assignments for Benefit of Creditors, etc. -- the Company or the General Partner shall make an assignment for the benefit of its creditors, or the Company or the General Partner shall admit in writing its inability, or the Company or the General Partner shall fail, to pay its debts generally as they become due, or the Company or the General Partner shall consent to the appointment of a receiver, liquidator or trustee of all or any part of the Property of the Company or the General Partner; or

            (k) Change in Control -- a Change in Control shall have occurred.

      11.2  Remedies Upon an Event of Acceleration.

            (a) Acceleration upon Event of Acceleration. During any period in which an Event of Acceleration shall exist, the Required Holders may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare, by notice in writing, delivered by certified or registered mail to the Company and the Examining Authority, the entire principal of, and all interest accrued on, and any Make-Whole Amount with respect to, all the Notes then outstanding to be, and such Notes shall thereupon become, due and payable on the Accelerated Maturity Date determined in respect of such notice, without any presentment, demand, protest or other notice of any other kind, all of which are


LaBranche & CO                         27                NOTE PURCHASE AGREEMENT
      hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, and any Make-Whole Amount with respect to, the Notes, on the Accelerated Maturity Date, provided that such notice shall not be given until at least 6 months after the Closing Date, and, provided further, that the right of the holders of Notes to receive payment of principal of, interest on, or Make-Whole Amount with respect to, the Notes, shall remain subordinate as set forth in Section 12.4.

            (b) Acceleration upon Payment Default. During any period in which an Event of Acceleration described in Section 11.1(a) or Section 11.1(b) shall exist, and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 11.2(a), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Acceleration may, at its option, exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare, by notice in writing, delivered by certified or registered mail to the Company and the Examining Authority, the entire principal of, and all interest accrued on, and any Make-Whole Amount with respect to, all the Notes then held by such holder to be, and such Notes shall thereupon become, due and payable on the Accelerated Maturity Date determined in respect of such notice, without any presentment, demand, protest or other notice of any other kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of, and interest accrued on, and any Make-Whole Amount with respect to, such Notes on the Accelerated Maturity Date, provided that such notice shall not be given until at least 6 months after the Closing Date, and, provided further, that the right of such holder of Notes to receive payment of principal of, interest on, or Make-Whole Amount with respect to, the Notes, shall remain subordinate as set forth in Section 12.4.

            (c) Accelerated Maturity Date. If, upon the Accelerated Maturity Date, the obligation of the Company to pay the principal of, interest accrued on, and any Make-Whole Amount due with respect to, the Notes, is suspended as required by Section 12.1 or Section 12.2, and a receivership, insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Company has not commenced on or prior to such Accelerated Maturity Date, then the unpaid principal amount of the Notes, accrued interest thereon and any Make-Whole Amount due with respect thereto, shall be due and payable on the day immediately following such Accelerated Maturity Date notwithstanding Section 12.1 and Section 12.2, provided, that the right of the holders of Notes to receive any payment of principal thereof, together with accrued interest thereon, shall remain subordinate as set forth in Section 12.4.

            (d) Significant Events. The Company and you agree that the occurrence of each of the events specified in Section 11.1 is a significant indication that the financial position of the Company has changed materially and adversely from agreed upon norms, represent events that could materially and adversely affect the ability of the Company to conduct its business as conducted on the Closing Date, or represent significant changes in the business conducted by the Company from that in effect on the Closing Date.


LaBranche & CO                         28                NOTE PURCHASE AGREEMENT

      11.3  Events of Default.

      The occurrence of any of the following events shall constitute an "Event of Default:"

            (a) SIPC Decree -- the making of an application by the SIPC for a decree adjudicating that customers of the Company are in need of protection under the SIPA and the failure of the Company to obtain the dismissal of such application within 30 days;

            (b) Net Capital --

                  (i) if the Company is not operating pursuant to paragraph
            (a)(1)(ii) of Rule 15c3-1, the Aggregate Debt of the Company shall exceed 1,500% of the Net Capital of the Company, or

                  (ii)  (A) if the Company is operating pursuant to paragraph
                  (a)(1)(ii) of Rule 15c3-1, the Net Capital of the Company shall be less than 2% of Aggregate Debit Items of the Company, or

                        (B) if the Company is registered as a futures commission
                  merchant, the Net Capital of the Company shall be less than four percent 4% of the funds required to be segregated by the Company pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer's account), if greater than the amount required in the immediately preceding clause (A);

            in each case for a period of 15 consecutive Business Days commencing on the date the Company first determines and notifies the Examining Authority, or the Examining Authority or the SEC first determines and notifies the Company, of such fact;

            (c) Revocation of Broker-Dealer Status -- the SEC shall revoke the registration of the Company as a broker-dealer;

            (d) Suspension of Membership Status -- the Examining Authority shall suspend (and not reinstate within 10 days) or revoke the Company's status as a member organization thereof; or

            (e) Insolvency Event -- any receivership, insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Company.

If the occurrence of any event or the existence of any condition shall be both an Event of Default and an Event of Acceleration under the provisions of this Agreement, such event or condition shall be deemed to be an Event of Default for all purposes of this Agreement and the Notes.


LaBranche & CO                         29                NOTE PURCHASE AGREEMENT

      11.4  Remedies Upon an Event of Default.

      Upon the occurrence of an Event of Default, the unpaid principal amount of the Notes, together with accrued interest thereon and any Make-Whole Amount in respect thereof, shall mature and become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the right of the holders of Notes to receive any payment of principal thereof, together with accrued interest thereon and any Make-Whole Amount due with respect thereto, shall remain subordinate as set forth in Section 12.4.

      11.5  Other Remedies.

            (a) Other Remedies. During the existence of an Event of Default or an Event of Acceleration, irrespective of whether the Notes then outstanding shall have been declared to be due and payable and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under the Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 11.2 and Section 11.4, and provided further, that the right of the holders of Notes to receive any payment of principal thereof, together with accrued interest thereon and any Make-Whole Amount due with respect thereto, shall remain subordinate as set forth in Section 12.4.

            (b) Nonwaiver and Expenses. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, Make-Whole Amount due with respect to, or interest on, any Note, or shall fail to comply with any other material provision hereof, the Company shall pay to each holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees incurred by such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

      11.6  Annulment of Acceleration of Notes.

      If a declaration is made pursuant to Section 11.2(a), then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

            (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 11.2(a)) shall have been duly paid; and


LaBranche & CO                         30                NOTE PURCHASE AGREEMENT

            (c) each and every other Default, Event of Default and Event of Acceleration shall have been waived pursuant to Section 17 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default, Event of Default or Event of Acceleration or impair any right consequent thereon.

12. SUSPENSION OF REPAYMENT; SUBORDINATION, STATUS AND OTHER MATTERS

      12.1 Suspension of Required Payments.

            (a) Suspension. The Company's obligation to pay all or a portion of the principal amount of the Notes (and Make-Whole Amount, if any, due with respect thereto) on the Scheduled Maturity Date or any Accelerated Maturity Date (any such payment of principal, Make-Whole Amount and any payment of interest due in connection therewith, referred to as a "Required Note Payment") shall be suspended and such obligation shall not mature for any period of time during which any of the following conditions shall exist, after giving effect to such Required Note Payment (and giving effect to the payment of all other Payment Obligations of the Company payable on or prior to the due date of such Required Note Payment determined without giving effect to this Section 12.1(a)):

                  (i) Aggregate Debt -- in the event that the Company is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1, the Aggregate Debt of the Company would exceed 1,200% of Net Capital of the Company (or such other percentum as may be made applicable to the Company at the time of such Required Note Payment by the Examining Authority or the SEC); or

                  (ii) Aggregate Debit Items -- in the event that the Company is operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1, the Net Capital of the Company would be less than 5% (or such other percentum as may be made applicable to the Company at the time of such Required Note Payment by the Examining Authority or the SEC) of Aggregate Debit Items of the Company; or

                  (iii) Futures Commission Merchant -- in the event that the
            Company is registered as a futures commission merchant under the CEA, the net capital of the Company (as defined in the CEA and the regulations thereunder as in effect at the time of such Required Note Payment) would be less than 6% (or such other percentum as may be made applicable to the Company at the time of such Required Note Payment by the CFTC) of the funds required to be segregated pursuant to the CEA and the regulations thereunder and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers on or subject to the rules of a contract market or a foreign board of trade, provided that the deduction for each customer shall be limited to the amount of customer funds in such customer's account and foreign futures and foreign options secured amounts; or

                  (iv) Net Capital -- in the event that the Net Capital of the
            Company would be less than 120% (or such other percentum as may be made applicable to the Company at the time of such Required Note Payment by the Examining


LaBranche & CO.                       31                 NOTE PURCHASE AGREEMENT

            Authority or the SEC) of the minimum dollar amount required by Rule 15c3-1 (or such other dollar amount as may be made applicable to the Company at the time of such Required Note Payment by the Examining Authority or the SEC); or

                  (v) Net Capital - Futures Commission Merchant -- in the event that the Company is registered as a futures commission merchant under the CEA, its net capital (as defined in the CEA and the regulations thereunder as in effect at the time of such Required Note Payment) would be less than 120% (or such other percentum as may be made applicable to the Company at the time of such Required Note Payment by the CFTC) of the minimum dollar amount required by the CEA and the regulations thereunder as in effect at the time of such Required Note Payment (or such other dollar amount as may be made applicable to the Company at the time of such Required Note Payment by the CFTC); or

                  (vi) Other -- in the event that the Company is subject to the provisions of paragraph (a)(6)(v) or paragraph (c)(2)(x)(B)(1) of Rule 15c3-1, the Net Capital of the Company would be less than the amount required to satisfy the 1,000% test (or such other percentum test as may be made applicable to the Company at the time of such Required Note Payment by the Examining Authority or the SEC) stated in such applicable paragraph;

      (the Net Capital necessary to enable the Company to avoid such suspension of its obligation to pay a Required Note Payment being referred to as the "Required Payment Minimum Capital").

            (b) Actions Taken with Respect to Suspension. During any such period when the obligation to make a Required Note Payment is suspended in accordance with Section 12.1(a), the Company shall, as promptly as is consistent with the protection of its customers, reduce its business to a condition whereby such Required Note Payment with accrued interest thereon could be paid (together with the payment of any other Payment Obligation of the Company payable at or prior to the date of such Required Note Payment) without the Company's Net Capital being below the Required Payment Minimum Capital. The Company shall provide the holders of the Notes and the NYSE immediate notice of the termination of such suspension, and no later than the 5th day after delivery of such notice, make such Required Note Payment.

            (c) Recapture of Note Required Payments. If a Required Note Payment is made and immediately after such Required Note Payment, the Net Capital of the Company is less than the Required Payment Minimum Capital with respect thereto, each holder of Notes receiving all or a portion of such Required Note Payment shall (whether or not such holder had any knowledge or notice that such Required Note Payment was made in violation of Section 12.1(a)) repay to the Company, its successors or assigns, on a pro rata basis among the holders of the Notes receiving such payment, such portion of the sum so paid (without interest) as necessary to cause the Company to be in compliance under Section 12.1(a) with respect to the portion of such Required Note Payment not so repaid (such compliance to be determined based on facts and circumstances in effect on the date the Company first made such Required Note Payment); provided that any suit by or on behalf of the Company for the recovery of any such Required Note Payment must be commenced within 2 years of the date such Required Note Payment was first paid by the Company. Such repaid portion of such


LaBranche & CO.                        32                NOTE PURCHASE AGREEMENT

      Required Note Payment shall be held by the Company as if such repaid portion of such Required Note Payment had never been made.

      12.2 Suspension of Optional Payments.

            (a) Suspension. The Company may offer to make a payment of principal of the Notes pursuant to Section 8.2 and Section 8.6 only with the prior written permission of the Examining Authority (such payment being hereinafter referred to as an "Optional Note Payment"). No Optional Note Payment may be made during the 365 day period following the Closing Date. No Optional Note Payment shall be made if after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Company including the return of any Secured Demand Note (and any collateral held therefor) the maturity or accelerated maturity of which are scheduled to occur on or before the earlier of 6 months after the date such Optional Note Payment is to occur or the Scheduled Maturity Date) and without reference to any projected profit or loss of the Company, any of the following conditions exist:

                  (i) Aggregate Debt -- in the event that the Company is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1, the Aggregate Debt of the Company would exceed 1,000% of the Net Capital of the Company (or such other percentum as may be made applicable to the Company at the time of such Optional Note Payment by the Examining Authority or the SEC); or

                  (ii) Aggregate Debit Items -- in the event that the Company is operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1, the Net
            Capital of the Company would be less than 5% (or such other percentum as may be made applicable to the Company at the time of such Optional Note Payment by the Examining Authority or the SEC) of Aggregate Debit Items of the Company; or

                  (iii) Futures Commission Merchant -- in the event that the
            Company is registered as a futures commission merchant under the CEA, the net capital of the Company (as defined in the CEA and the regulations thereunder as in effect at the time of such Optional Note Payment) would be less than 7% (or such other percentum as may be made applicable to the Company at the time of such Optional Note Payment by the CFTC) of the funds required to be segregated pursuant to the CEA and the regulations thereunder and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers on or subject to the rules of a contract market or a foreign board of trade, provided that the deduction for each customer shall be limited to the amount of customer funds in such customer's account and foreign futures and foreign options secured amounts; or

                  (iv) Net Capital -- in the event that the Net Capital of the
            Company would be less than 120% (or such other percentum as may be made applicable to the Company at the time of such Optional Note Payment by the Examining Authority or the SEC) of the minimum dollar amount required by Rule 15c3-1 (or such other dollar amount as may be made applicable to the Company at the time of such Optional Note Payment by the Examining Authority or the SEC); or


LaBranche & CO.                        33                NOTE PURCHASE AGREEMENT

                  (v) Net Capital - Futures Commission Merchant -- in the event that the Company is registered as a futures commission merchant under the CEA and if its net capital (as defined in the CEA and the regulations thereunder as in effect at the time of such Optional Note Payment) would be less than 120% (or such other percentum as may be made applicable to the Company at the time of such Optional Note Payment by the CFTC) of the minimum dollar amount required by the CEA and the regulations thereunder as in effect at the time of such Optional Note Payment (or such other dollar amount as may be made applicable to the Company at the time of such Optional Note Payment by the CFTC); or

                  (vi) Other -- in the event that the Company is subject to the provisions of paragraph (a)(6)(v) or paragraph (c)(2)(x)(B)(1) of Rule 15c3-1, the Net Capital of the Company would be less than the amount required to satisfy the 1,000% test (or such other percentum test as may be made applicable to the Company at the time of such Optional Note Payment by the Examining Authority or the SEC) stated in such applicable paragraph;

      (the Net Capital necessary to enable the Company to avoid such suspension of its obligation to pay an Optional Note Payment being referred to as the "Optional Payment Minimum Capital").

            (b) Recapture of Optional Note Payments. If an Optional Note Payment is made and immediately after such Optional Note Payment, the Net Capital of the Company is less than the Optional Payment Minimum Capital with respect thereto, each holder of Notes receiving all or a portion of such Optional Note Payment shall (whether or not such holder had any knowledge or notice that such Optional Note Payment was subject to suspension pursuant to Section 12.2(a)) repay to the Company, its successors or assigns, on a pro rata basis among the holders of the Notes receiving such payment, such portion of the sum so paid (without interest) as necessary to cause the Company to be in compliance under Section 12.2(a) with respect to the portion of such Optional Note Payment not so repaid (such compliance to be determined based on facts and circumstances in effect on the date the Company first made such Optional Note Payment); provided that any suit by or on behalf of the Company for the recovery of any such Optional Note Payment must be commenced within 2 years of the date such Optional Note Payment was first paid by the Company. Such repaid portion of such Optional Note Payment shall be held by the Company as if such repaid portion of such Optional Note Payment had never been made.

      12.3 Recapture Interest.

      Interest shall accrue at the interest rate provided in the Notes for overdue payments of principal on each payment or prepayment of principal of the Notes (and on all interest and Make-Whole Amount paid together with such payment) that is repaid by any holder of Notes as provided in Section 12.1(c) or
Section 12.2(b) (such repaid amount referred to herein as the "Recaptured Amount") from the date such payment was first paid by the Company to such holder until the date when such Recaptured Amount, and the default interest thereon, is finally, fully and indefeasibly paid by the Company to each such holder. Upon such full, final and indefeasible payment, such holder shall pay to the Company interest on such Recaptured Amount in respect of any period when both the Default Rate applied to (and was indefeasibly paid to and collected by such holder) such Recaptured Amount as provided in this Section 12.3


LaBranche & CO.                        34                NOTE PURCHASE AGREEMENT
and such Recaptured Amount was in the possession of such holder, at the federal funds overnight rate in effect from time to time during such period.

      12.4 Subordination of Obligations.

      The obligation of the Company under the Notes and this Agreement with respect to the payment of outstanding principal of, interest on, and Make-Whole Amount, if any, due with respect thereto, at any time when an Insolvency Event has occurred and is continuing, is and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Company arising out of any matter occurring prior to the date on which the Company's obligation to make any such payment in respect of the Notes matures consistent with the provisions hereof, except for

            (a) claims which are the subject of subordination provisions which rank on the same priority as the Notes or the class of claims of which the Notes are a member (claims hereunder shall rank pari passu with such claims), and

            (b) claims which are the subject of subordination provisions which rank junior to the Notes or the class of claims of which the Notes are a member (claims hereunder shall be senior to such claims), provided that the rights of the holders of the Notes shall rank, now and in the future, prior and superior to any claims represented by capital, equity or other ownership interests of the Company, including, without limitation, claims of general partners, limited partners, stockholders, and members, and claims derived from such interests, including, without limitation, declared distributions or dividends in respect of such interests, regardless of the priority such claims would otherwise have under statute or law. Claims made senior to the Notes pursuant to this Section 12.4 are referred to herein as "Senior Claims".

      12.5 Insolvency Event.

      In the event of the appointment of a receiver or trustee of the Company or in the event of its insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization (whether or not pursuant to bankruptcy laws) or any other marshalling of the assets and liabilities of the Company (such events referred to collectively as an "Insolvency Event"), the obligation of the Company to pay the principal of the Notes, together with interest accrued thereon and the Make-Whole Amount, if any, due with respect thereto, shall become due and payable in full (notwithstanding any contrary provision of this Agreement or the Notes) but the holders of the Notes shall not be entitled to participate or share, ratably or otherwise, in the distribution of assets of the Company in satisfaction of such obligation to pay the principal of the Notes, together with the interest accrued thereon and the Make-Whole Amount, if any, due with respect thereto, until all Senior Claims have been fully satisfied (or provision made for payment if assets of the Company available to pay the same shall be adequate in amount to satisfy all such claims fully). Subject to the payment in full of all Senior Claims, the holders of Notes shall be, to the extent of distributions of Property of the Company to the holders of Senior Claims to which the holders of Notes would be entitled but for this Section 12, subrogated to the rights of the holders of such Senior Claims.


LaBranche & CO.                        35                NOTE PURCHASE AGREEMENT

      12.6 Obligations Not Impaired.

      Nothing contained in this Section 12 shall impair, as between the Company and any holder of Notes, the obligation of the Company to pay to such holder the principal of the Notes, interest thereon and Make-Whole Amount, if any, due with respect thereto, as and when the same shall become due and payable in accordance with the terms hereof to the extent that such payments are made in compliance with Section 12.1 or Section 12.2, or require the holders of the Notes to turn over any such payment to the Company except as provided in Section 12.1(c) and
Section 12.2(b), or subordinate the claims against the Company of the holders of the Notes to any other Person except the holder of a Senior Claim, and then only in connection with an Insolvency Event. Nothing contained in this Section 12 shall prevent any holder of any Notes from exercising all rights, powers and remedies otherwise permitted by applicable law, this Agreement and the Notes.

      12.7 Non-liability of NYSE.

      You warrant and represent that the Notes are not being purchased in reliance upon the standing of the Company as a member organization of the NYSE or upon the NYSE's surveillance of the Company's financial position or its compliance with the Constitution, Rules and practices of the NYSE. You have made such investigation of the Company and its members, partners, officers and directors as you deem necessary and appropriate under the circumstances. You are not relying upon the NYSE to provide any information concerning or relating to the Company and you agree that the NYSE has no responsibility to disclose to the holders of the Notes any information concerning or relating to the Company which it may now, or at any future time, have. Neither the NYSE, its Special Trust Fund, nor any director, officer, trustee or employee of the NYSE or said Trust Fund shall be liable to the holders of the Notes with respect to this Agreement or the repayment the Notes or of any interest thereon or other amounts due with respect thereto.

      12.8 Status of Proceeds of Notes.

      The proceeds of the loan evidenced hereby shall be dealt with in all respects as capital of the Company, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Company's name in any bank or trust company.

      12.9 Notices to NYSE.

      Whenever prior written notice to the NYSE is required pursuant to the provisions of this Agreement, such written notice shall be given by the Company to

            The New York Stock Exchange, Inc.
            20 Broad Street
            New York, NY 10005
            Attn: Surveillance Director,

or as otherwise directed by the NYSE.


LaBranche & CO.                        36                NOTE PURCHASE AGREEMENT

      12.10 Futures Commission Merchants.

      If the Company is a futures commission merchant, as that term is defined in the CEA, the Company agrees, consistent with the requirements of section 1.17(h) of the regulations of the CFTC (17 C.F.R. ss.1.17(h)), that:

            (a) whenever prior written notice by the Company to the NYSE is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Company to

                  (i) the CFTC at its principal office in Washington, D.C.,
            Attention Chief Accountant of Division of Trading and Markets, and/or

                  (ii) the commodity exchange of which the Company is a member and which is then designated by the CFTC as the Company's DSRO;

            (b) whenever prior written consent, permission or approval of the NYSE is required pursuant to the provisions of this Agreement, the Company shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO; and

            (c) whenever the Company receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Company shall promptly give written notice thereof to the CFTC at the address above stated and to the DSRO, as required.

      12.11 Set-off.

      The holders of the Notes agree that they are not taking and will not take or assert as security for the payment of the Notes any security interest in or Lien upon, whether created by contract, statute or otherwise, any Property of the Company or any Property in which the Company may have an interest, which is or at any time may be in the possession or subject to the control of any holder of Notes. The holders of the Notes hereby waive, and further agree that they will not seek to obtain payment of the Notes in whole or in any part by exercising, any right of set-off they may assert or possess in connection with, and related to, the Notes, whether created by contract, statute or otherwise. Any agreement between the Company and the holders of the Notes (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this Section 12.11.

      12.12 Amendment.

      Notwithstanding any other provision of this Agreement, this Agreement and the Notes shall not be modified or amended without the prior written approval of the NYSE. This instrument embodies the entire agreement between the Company and the holders of the Notes and no other evidence of such agreement has been or will be executed without the prior written consent of the NYSE.


LaBranche & CO.                        37                NOTE PURCHASE AGREEMENT

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

      13.1 Registration of Notes.

      The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      13.2 Transfer and Exchange of Notes.

      Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

      13.3 Limitation on Transfer of Notes.

      No holder of Notes may, without the prior written consent of the Company, transfer its Notes to a Competitor or an affiliate of a Competitor. The Company will notify the Examining Authority of such transfer, to the extent required by law or regulation.

      13.4 Replacement of Notes.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, a Purchaser or


LaBranche & CO.                        38                NOTE PURCHASE AGREEMENT
      another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES

      14.1 Place of Payment.

      Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      14.2 Home Office Payment.

      So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15. EXPENSES, ETC.

      15.1 Transaction Expenses.

      Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:


LaBranche & CO.                        39                NOTE PURCHASE AGREEMENT

            (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note; and

            (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes.

The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

      15.2 Survival.

      The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER

      17.1 Requirements.

      This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that

            (a) no amendment or waiver of any of the provisions of any one or more of Section 1 through Section 6 and Section 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and

            (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,

                  (i) subject to the provisions of Section 11 relating to
            acceleration or rescission, change the amount or time of any prepayment or payment of principal


LaBranche & CO.                        40                NOTE PURCHASE AGREEMENT
            of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,

                  (ii) change the percentage of the principal amount of the
            Notes the holders of which are required to consent to any such amendment or waiver, or

                  (iii) amend any of Section 8, Section 11.1(a), Section
            11.1(b), Section 11.2 through Section 11.6, inclusive, or Section
            20.

      17.2 Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      17.3 Binding Effect, etc.

      Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default, Event of Default or Event of Acceleration not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      17.4 Notes held by Company, etc.

      Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.


LaBranche & CO.                        41                NOTE PURCHASE AGREEMENT

18. NOTICES

      All notices and communications provided for hereunder shall be in writing and sent

            (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid),

            (b) by registered or certified mail with return receipt requested (postage prepaid), or

            (c) by a recognized overnight delivery service (with charges prepaid).

Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of George M.L. LaBranche, IV, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS

      This Agreement and all documents relating thereto, including, without limitation,

            (a) consents, waivers and modifications that may hereafter be executed,

            (b) documents received by you at the Closing (except the Notes themselves), and

            (c) financial statements, certificates and other information previously or hereafter furnished to you,

may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.


LaBranche & CO.                        42                NOTE PURCHASE AGREEMENT

20. CONFIDENTIAL INFORMATION

      For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, provided that such term does not include information that

            (a) was publicly known or otherwise known to you prior to the time of such disclosure,

            (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf,

            (c) otherwise becomes known to you other than through disclosure by the Company, or

            (d) constitutes financial statements delivered to you under Section
      7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to

            (i) your directors, officers, trustees, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

            (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

            (iii) any other holder of any Note,

            (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

            (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
      20),

            (vi) any federal or state regulatory authority having jurisdiction over you,

            (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or

            (viii) any other Person to which such delivery or disclosure may be necessary or appropriate


LaBranche & CO.                        43                NOTE PURCHASE AGREEMENT

                  (A) to effect compliance with any law, rule, regulation or order applicable to you,

                  (B) in response to any subpoena or other legal process,

                  (C) in connection with any litigation to which you are a party
            or

                  (D) if an Event of Default or an Event of Acceleration has
            occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS

      22.1 Successors and Assigns.

      All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      22.2 Payments Due on Non-Business Days.

      Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


LaBranche & CO.                        44                NOTE PURCHASE AGREEMENT

      22.3 Severability.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      22.4 Construction.

      Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      22.5 Counterparts.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      22.6 Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      [Remainder of page intentionally blank; next page is signature page.]


LaBranche & CO.                        45                NOTE PURCHASE AGREEMENT

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       LABRANCHE & CO. BY LAB INVESTING
                                       CO. L.L.C., ITS GENERAL PARTNER


                                       By: /s/ George M.L. LaBranche IV
                                           ---------------------------------

                                               Name: George M.L. LaBranche IV

                                               Title: Sr. Managing Director

The foregoing is hereby agreed to as
of the date thereof.

[Separately executed by each
 of the following Purchasers]


COLUMBINE LIFE INSURANCE COMPANY
By ING Investment Management, Inc., as agent

By: /s/ Fred C. Smith
    ---------------------------------

        Name: Fred C. Smith

        Title: Senior Vice President
                and Managing Director


PEERLESS INSURANCE COMPANY
By ING Investment Management, Inc., as agent

By: /s/ Fred C. Smith
    ---------------------------------

        Name: Fred C. Smith

        Title: Senior Vice President
                and Managing Director


LaBranche & CO.                        46                NOTE PURCHASE AGREEMENT

INDIANA INSURANCE COMPANY
By ING Investment Management, Inc., as agent

By: /s/ Fred C. Smith
    ---------------------------------

        Name: Fred C. Smith

        Title: Senior Vice President
                and Managing Director


SOUTHLAND LIFE INSURANCE COMPANY
By ING Investment Management, Inc., as agent

By: /s/ Fred C. Smith
    ---------------------------------

        Name: Fred C. Smith

        Title: Senior Vice President
                and Managing Director


SECURITY LIFE OF DENVER INSURANCE COMPANY
By ING Investment Management, Inc., as agent

By: /s/ Fred C. Smith
    ---------------------------------

        Name: Fred C. Smith

        Title: Senior Vice President
                and Managing Director


LaBranche & CO.                        47                NOTE PURCHASE AGREEMENT

NN LIFE INSURANCE COMPANY OF CANADA

By: /s/ Michel Tremblay
    ---------------------------------

        Name: Michel Tremblay

        Title: Vice President - Investments

By: /s/ E. Charlene Valiquette
    ---------------------------------

      Name: E. Charlene Valiquette

      Title: V.P. & Chief Financial Officer


WESTERN UNION INSURANCE COMPANY

By: /s/ Michel Tremblay
    ---------------------------------

        Name: Michel Tremblay

        Title: Senior Vice President - Investments


LaBranche & CO.                        48                NOTE PURCHASE AGREEMENT

                                   SCHEDULE B

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Accelerated Maturity Date" means with respect to a notice of acceleration given pursuant to Section 11.2(a) or Section 11.2(b), the last Business Day of the calendar month that is 6 months (including the month within which such notice shall have been given) after the day such notice shall have been given.

      "Adjusted Partners' Capital" means, at any time, an amount equal to the sum of

            (a) partners' capital as shown on a statement of financial position of the Company,

            (b) the net book value (on the books of the Company) of liabilities owing by the Company in respect of NYSE Exchange Memberships, to the extent that such liabilities qualify as Net Capital of the Company at such time, plus

            (c) the principal amount of all Permitted Subordinated Debt,

determined at such time, in accordance with GAAP, to the extent applicable.

      "Affiliate" means, at any time, and with respect to any Person,

            (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

            (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any corporation or other business organization of which the Company beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Aggregate Debit Items" means "aggregate debit items" as computed in accordance with Exhibit A to 17 C.F.R. ss.240.15c3-3 as amended from time to time, and any successor rule or regulation of the SEC regulating the same subject matter.

      "Aggregate Debt" means "aggregate indebtedness" as defined by Rule 15c3-1.

      "Big Six Accounting Firm" means any of Price Waterhouse & Co., Arthur Andersen & Co., Ernst & Young, KPMG Peat Marwick, Deloitte & Touche and Coopers & Lybrand and their respective successors.


LaBranche & CO.                  Schedule B-1            NOTE PURCHASE AGREEMENT

      "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "CEA" means the Commodity Exchange Act, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      "CFTC" means the Commodity Futures Trading Commission and any successor organization discharging the regulatory functions of the Commodity Futures Trading Commission.

      "Change in Control" means the occurrence of any of the following events:

             (a)  if the Company is organized as a limited partnership,

                  (i) more than 50% of the limited and general partnership
             interest of the Company is legally and beneficially owned by Persons other than Acceptable Persons, or

                  (ii) more than 50% of the general partnership interest of the
             Company is legally and beneficially owned by Persons other than Acceptable Persons;

             (b) if the Company is not organized as a limited partnership, more than 50% of the equity interest of the Company is legally and beneficially owned by Persons other than Acceptable Persons;

             (c) more than 50% of the equity interest of the General Partner is legally and beneficially owned by Persons other than Acceptable Persons; or

             (d) fifty percent or more of the general partnership interest of the Company (for so long as the Company is organized as a limited partnership) is beneficially owned by any Person other than LaB Investing Co. L.L.C., a New York limited liability company,

The amount of equity or partnership interest owned by any Person shall be determined by reference to the book value on the books of the Company of such equity or partnership interest.

As used in this definition

             "Acceptable Person" -- means, at any time, a natural person who,

                  (i) in respect of the Company, on the Closing Date, owned, directly or indirectly, limited partnership interests in the Company, or, in each case, a member of the Family, or a Family Trust, of such natural person, or

                  (ii) in respect of the General Partner, on the Closing Date, owned, directly or indirectly, membership interests in the General Partner.


LaBranche & CO.                  Schedule B-2            NOTE PURCHASE AGREEMENT

             "Family" -- means, with respect to any natural person, the heirs, legatees, descendants and blood relatives to the third degree of consanguinity of such natural person.

             "Family Trusts" -- means, with respect to any natural person, any trusts for the exclusive benefit of such natural person and the spouse and lineal descendants of such natural person.

      "Change in Control Date" means, at any time in respect of a Change in Control, if prior to such Change in Control, the date upon which the Company reasonably believes such Change in Control will occur, and if such Change in Control has occurred, the date on which such Change in Control occurred.

      "Change in Control Notice Event" means the execution of any definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control, provided that the existence of customary closing conditions shall not render an otherwise definitive written agreement non-definitive.

      "Change in Control Payment Date" is defined in Section 8.6(b)(i).

      "Closing" is defined in Section 3.

      "Company" means LaBranche & Co., a New York limited partnership, and its successors and assigns.

      "Competitor" means at any time any Person which is a specialist broker member of the NYSE at such time.

      "Confidential Information" is defined in Section 20.

      "Debt" with respect to any Person means, at any time, without duplication:

             (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

             (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

             (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

             (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

             (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); or


LaBranche & CO.                   Schedule B-3           NOTE PURCHASE AGREEMENT

             (f)  Swaps of such Person; and

             (g) any Guaranty of such Person with respect to liabilities of a type described in any of clause (a) through clause (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clause (a) through clause (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default or an Event of Acceleration.

      "Default Rate" means that rate of interest that is the greater of

             (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or

             (ii) 2% over the rate of interest publicly announced by The Bank of New York (or its successors and assigns) in New York, New York as its "base" or "prime" rate.

      "DSRO" means the designated self-regulatory organization of the Company pursuant to a plan filed with the CFTC pursuant to section 1 .52 of the regulations of the CFTC (17 C.F.R. ss.1.52).

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the IRC.

      "Event of Acceleration" is defined in Section 11 .1.

      "Event of Default" is defined in Section 11 .3.

      "Examining Authority" has the meaning assigned to it by Rule 15c3-1,in relation to the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fiscal Quarter" means any of the quarters beginning on January 1, April 1, July 1 and October 1 and ending on March 31, June 30, September 30 and December 31, respectively.


LaBranche & CO.                  Schedule B-4            NOTE PURCHASE AGREEMENT

      "FOCUS Report" means a Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the SEC or the NYSE, or any report that is required in lieu of such report.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "General Partner" means LaB Investing Co. L.L.C., a New York limited liability company, for so long as it is the general partner of the Company, and any successor to its capacity as such general partner.

      "Governmental Authority" means

            (a) the government of

                 (i) the United States of America or any State or other
            political subdivision thereof, or

                 (ii) any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including, without limitation, the NYSE, the NASD and the Examining Authority of the Company.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds

                  (i) for the purchase or payment of such indebtedness or
            obligation, or

                  (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.


LaBranche & CO.                  Schedule B-5            NOTE PURCHASE AGREEMENT

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Insolvency Event" is defined in Section 12.5.

      "Institutional Investor" means

            (a) any original purchaser of a Note,

            (b) any holder of a Note holding more than 2.5% of the aggregate principal amount of the Notes then outstanding, and

            (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Intercreditor Agreement" means an agreement in the form of Exhibit 4.11.

      "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.7.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company.

      "Material Adverse Effect" means a material adverse effect on

            (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company, or

            (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or

            (c) the validity or enforceability of this Agreement or the Notes.

      "Maximum Tax Rate" means, with respect to any period, a percentage (expressed as a decimal) equal to the maximum annual income tax rate on ordinary income of a natural person subject at such time to Federal, New York State, and New York City income taxes, determined in respect of the last day of such period.


LaBranche & CO.                  Schedule B-6            NOTE PURCHASE AGREEMENT

      "Memorandum" is defined in Section 5.3.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001 (a)(3) of ERISA).

      "NASD" means the National Association of Securities Dealers, Inc., and any successor organization discharging the regulatory functions of the National Association of Securities Dealers, Inc.

      "Net Capital" means "net capital," as defined by Rule 15c3-1.

      "NYSE" means the New York Stock Exchange, Inc., or if the Company is terminated as a member of the NYSE, then "NYSE" shall mean the Examining Authority at such time.

      "NYSE Exchange Memberships" means, at any time, NYSE exchange memberships carried as assets on the books of the Company.

      "NYSE Net Capital" means, at any time, the "net capital" of the Company at such time, computed in accordance with Rule 325 of the NYSE, or any later enacted rule of the NYSE that supersedes such Rule 325.

      "NYSE Required Net Capital" means, at any time, the minimum amount of NYSE Net Capital necessary at such time in order to permit the Company to "expand its business" as defined by and pursuant to Rule 326(a) of the NYSE, or any later enacted rule of the NYSE that supersedes such Rule 326(a).

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Responsible Official or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Operating Income" means, in respect of any period, the net income (or deficit) of the Company before

            (a) any payment made or obligation incurred to any managing director, partner or any holder of any class of equity of the Company or the General Partner, however classified including, without limitations, salaries, bonuses, dividends, interest, and payments in respect of taxes,

            (b) consultants' fees, and

            (c) taxes,

(but only to the extent included in the determination of such net income) determined for such period in accordance with GAAP.

      "Optional Note Payment" is defined in Section 12.2(a).

      "Optional Payment Minimum Capital" is defined in Section 12.2(a)(vi).

      "Other Agreements" is defined in Section 2.


LaBranche & CO.                  Schedule B-7            NOTE PURCHASE AGREEMENT

      "Other Purchasers" is defined in Section 2.

      "Payment Obligation" has the meaning specified in Appendix D to Rule
15c3-1.


      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Pension Plan" means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

      "Pension Plan Note" means notes or loans made by a Pension Plan of the Company to the Company, so long as the aggregate principal amount of all Pension Plan Notes outstanding does not at any time exceed $1,300,000.

      "Permitted Secured Debt" means, at any time, Debt

             (a) that was incurred in the normal course of the Company's business for the purpose of selling, trading, settling or otherwise managing the actively traded stock held by the Company,

             (b) that is secured only by stocks actively traded by the Company at such time, and

             (c) the principal amount of which does not exceed an amount equal to 70% of the market value of such stock at such time, after deducting from such value the amount of all other obligations secured by Liens on such stock.

      "Permitted Subordinated Debt" means, at any time, any obligation for money borrowed by the Company that at such time

            (a) is subordinated to the claims of creditors of the Company pursuant to a subordination agreement (as defined in Appendix D of Rule 15c3-1),

            (b) is properly accounted for as Net Capital on the FOCUS Report of the Company,

            (c) is subject to a duly authorized, executed and delivered, and enforceable agreement in the form of the Intercreditor Agreement, and

            (d) ranks junior to the Notes in priority as to payment and performance.

      "Permitted Tax Dividends" means distributions made during any period when the Company is organized as a limited partnership to the partners (general and limited) of the Company for the purpose of funding, and in the amount of, the federal, state and local income tax liabilities of its partners attributable to the taxable income of the Company.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.


LaBranche & CO.                   Schedule B-8           NOTE PURCHASE AGREEMENT

      "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PTE" is defined in Section 6.2(a).

      "Recaptured Amount" is defined in Section 12.3.

      "Required Holders" means, at any time, the holder or holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Required Note Payment" is defined in Section 12.1(a).

      "Required Payment Minimum Capital" is defined in Section 12.1(a)(vi).

      "Responsible Official" means any senior managing director (or its equivalent) of the Company and any official of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Payment" means

             (a) any distribution in respect of the Company's partnership capital (including distributions characterized as interest thereon), other than dividends and distributions payable solely in additional partnership capital interests or Permitted Subordinated Debt,

             (b) redemptions, purchases or other acquisitions (direct or indirect) or partnership interests,

             (c) payments of interest, principal or other amounts in respect of Permitted Subordinated Debt, and

             (d) Managing Directors' Compensation and Consultants' Fees.

As used in this definition,

            "Managing Directors' Compensation and Consultants' Fees" has the meaning attributed to it in the Company's Financial Statements for the Years Ended December 31, 1996, 1995, 1994, 1993, and 1992, audited by Arthur Andersen LLP and included in the Memorandum.


LaBranche & CO.                  Schedule B-9            NOTE PURCHASE AGREEMENT

      "Rule 15c3-1" means 17 C.F.R. ss.240.15c3-1 as amended from time to time, and any successor rule or regulation of the SEC regulating the same subject matter.

      "Scheduled Maturity Date" is defined in Section 8.1.

      "SEC" means the Securities and Exchange Commission and any successor organization discharging the regulatory functions of the Securities and Exchange Commission.

      "SEC Net Capital" means, at any time, the "net capital" of the Company at such time, computed in accordance with Rule 15c3-1.

      SEC Required Net Capital" means, at any time, the minimum amount to which SEC Net Capital must be equal at such time pursuant to Rule 15c3-1 to remain in compliance with all provisions thereof applicable to the Company, including the provisions thereof imposing restrictions on the Company's obligation to pay the principal of, and interest and Make-Whole Amount on, the Notes.

      "Secured Demand Note" means a note issued pursuant to a "secured demand note agreement" as defined by Appendix D to Rule 15c3-1.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Claims" is defined in Section 12.4(b).

      "SIPA" means Securities Investor Protection Act of 1970, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      "SIPC" means the Securities Investor Protection Corporation and any successor organization discharging the functions of the Securities Investor Protection Corporation.

      "Source" is defined in Section 6.2.

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the


LaBranche & CO.                 Schedule B-10            NOTE PURCHASE AGREEMENT
simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.


LaBranche & CO.                 Schedule B-11            NOTE PURCHASE AGREEMENT

                                 FIRST AMENDMENT

      FIRST AMENDMENT (this "Amendment") dated as of June 3, 1998, by and among LaBranche & Co. (the "Company"), a New York limited partnership, and EACH OF THE INSTITUTIONS IDENTIFIED AS A HOLDER OF NOTES ON THE SIGNATURE PAGES HEREOF (collectively, the "Noteholders").

1.    PRELIMINARY STATEMENT

      1.1 The Company entered into those separate Note Purchase Agreements, dated as of September 15, 1997 (as in effect immediately prior to the Effective Date, collectively, the "Existing Note Purchase Agreement" and as amended hereby, the "Note Purchase Agreement"), with, respectively, each of the Noteholders, pursuant to which the Company issued and sold to the holders of the Notes $20,000,000 in principal amount of the Company's 8.17% Subordinated Notes (the "Notes") due September 15, 2002.

      1.2 Each of the Company and the Noteholders agrees to amend the Existing Note Purchase Agreement as more particularly set forth in this Amendment.

2.    DEFINED TERMS

      The terms used herein have the meanings specified in the Existing Note Purchase Agreement.

3.    AMENDMENTS TO TERMS OF EXISTING NOTE PURCHASE AGREEMENT

      3.1   Section 5.18.

      Section 5.18(a) and Section 5.18(b) is amended to read in full as follows:

            (a) Broker-Dealer Status. The Company is registered as a broker-dealer with the SEC under the Exchange Act and with state securities authorities in each state where the Company is required to be so registered. The Company is a member organization in good standing of the NYSE.

            (b) Regulation T. The Company is a broker-dealer subject to the provisions of Regulation T (12 C.F.R. ss.220) of the Board of Governors of the Federal Reserve System. The Company maintains procedures and internal controls designed to ensure that neither the Company nor any Subsidiary extends or maintains credit to or for its customers other than in accordance with the provisions of Regulation T, and management officials of the Company regularly supervise the activities of the Company and the Subsidiaries, and the activities of employees of each thereof, to ensure that neither the Company nor any Subsidiary extends or maintains credit to or for its customers other than in accordance with the provisions of said Regulation T.

      3.2 Section 9.1.

      Section 9.1 is amended to read in full as follows:

      The Company will comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and all laws, rules and regulations of the SEC and the NYSE, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses (including, without limitation, those required by the SEC and the NYSE), in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect provided that the failure of the Company to be registered as a broker-dealer in good standing with the SEC under the Exchange Act, to be a member organization in good standing of the NYSE, or to maintain its status as a specialist broker in good standing with the NYSE, shall be a breach of this Section 9.1.

3.3   Section 10.5.

Section 10.5 is amended to read in full as follows:

      The Company will not consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent business organization organized and existing under the laws of the United States or any State thereof or Canada or any province thereof (including the District of Columbia), and, if the Company is not such business organization;

                  (i) such business organization shall have executed and
            delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes, and

                  (ii) shall have caused to be delivered to each holder of any
            Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof,

            (b) all necessary approvals of, and filings with, the NYSE and the SEC shall have been obtained, and reasonable evidence thereof shall have been provided to the holders of the Notes; and

            (c) immediately after giving effect to such transaction, no Default, Event of Default or Event of Acceleration shall have occurred and be continuing.

      No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor business organization that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

      3.4   Schedule B.

      Each of the definitions of "Intercreditor Agreement" and "Permitted Subordinated Debt" in Schedule B to the Existing Note Purchase Agreement is hereby amended to read in full as follows:

            "Intercreditor Agreement means an agreement in the form of Exhibit
      4.11 attached to the Note Purchase Agreement dated as of June 3, 1998 in respect of the Company's 7.69% Subordinated Notes due June 3, 2008, as in effect on June 3, 1998.

            "Permitted Subordinated Debt" means, at any time, any obligation for money borrowed by the Company that

            (a) at such time

                  (i) is subordinated to the claims of creditors of the Company pursuant to a subordination agreement (as defined in Appendix D of Rule 15c3-1),

                  (ii) is properly accounted for as Net Capital on the FOCUS
            Report of the Company,

                  (iii) is subject to a duly authorized, executed and delivered, and enforceable agreement in the form of the Intercreditor Agreement, and

                  (iv) ranks junior to the Notes in priority as to payment and performance, or

            (b) is evidenced by the Company's 7.69% Subordinated Notes due June 3, 2008.

4.    WARRANTIES AND REPRESENTATIONS OF THE COMPANY

      The Company hereby represents and warrants to the holders of the Notes as of the Effective Date:

            (a) the Company, is duly organized, validly existing and in good standing in its jurisdiction of organization;

            (b) the Company has the power to enter into this Amendment and to perform its obligations hereunder;

            (c) this Amendment has been duly authorized by all necessary action on the part of the Company and its general partner, and this Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by

                  (i) applicable bankruptcy, insolvency, reorganization,
            moratorium or other similar laws affecting the enforcement of creditors' rights generally, and

                  (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) neither the execution nor delivery by the Company of this Amendment nor the performance by it of its obligations hereunder or under the Note Purchase Agreement or the Notes:

                  (i) will adversely affect the enforceability against the
            Company of the Note Purchase Agreement or the Notes;

                  (ii) will require the taking of any action or the giving of any consent or approval by, or the making or any registration or filing with, any Governmental Authority or other person (including, without limitation, the NYSE) other than such actions, consents, approvals, registrations and filings as have heretofore been taken, given or made (as the case may be);

                  (iii) will violate any provision of any organizational
            document of the Company or its general partner, or any provision of any law, rule, regulation, order or decree of any Governmental Authority applicable to the Company or its general partner; or

                  (iv) will violate or constitute a default under any material agreement to which any of the Company is a party or by which any of its properties or assets is or may be bound or will result in the creation or imposition of any Lien on the properties or assets of the Company;

            (e) neither this Amendment nor any certificate furnished in connection herewith nor any other document or statement furnished to the holders of the Notes in connection with the amendments contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading; there is no fact known to the Company that is peculiar to the Company (excluding facts of a general, publicly known, economic or political nature) that has had, or so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect and that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby; and

            (f) there exists no Default, Event of Acceleration or Event of Default under the Note Purchase Agreement.

5.    SCOPE AND EFFECT OF AMENDMENT

      The terms of this Amendment shall not operate as or constitute a waiver by any holder of Notes of, or otherwise prejudice, any holder of Notes' rights, remedies or powers under the Existing Note Purchase Agreement, the Note Purchase Agreement, any agreement related thereto, or under applicable law. Except as expressly provided herein,

            (a) no other terms and provisions of the Existing Note Purchase Agreement are modified or changed by this Amendment, and

            (b) the terms and provisions of the Existing Note Purchase Agreement shall continue in full force and effect.

The Company hereby acknowledges, confirms, reaffirms and ratifies all of its obligations and duties under the Note Purchase Agreement and all agreements related thereto. This Amendment is not a limitation on the ability of any holder of Notes to exercise any of its rights and remedies due to any Default, Event of Acceleration or Event of Default in the Note Purchase Agreement, nor does this Amendment constitute an agreement or obligation of any holder of Notes to give its consent to any future amendment of the Note Purchase Agreement or to any future transaction that would, absent consent of the holders of the Notes, constitute a Default, an Event of Acceleration or Event of Default under the Note Purchase Agreement. This Amendment may not be contradicted by evidence of any actual or alleged prior, contemporaneous or subsequent understandings or agreements of the parties, written or oral, express or implied, other than a writing which expressly amends or supersedes this Amendment or the Note Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement to any Note Purchase Agreement and each agreement or document referring thereto shall mean and be a reference to the Note Purchase Agreement (as amended hereby).

6.    MISCELLANEOUS

      6.1   Governing Law.

      This Amendment is governed by the laws of the State of New York and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.

      6.2   Successors and Assigns.

      This Amendment shall bind and inure to the benefit of the respective successors and assigns of the Company and the holders of the Notes.

      6.3   Expenses.

      The Company will pay, or cause to be paid, the reasonable out-of-pocket costs and expenses of each holder of Notes in connection with entering into this Amendment and the consummation of all transactions contemplated hereby. The obligations of the Company under this Section 6.3 shall survive payment of any
Note issued under the Note Purchase Agreement.

      6.4   Effectiveness.

      This Amendment may be executed in one or more counterparts and shall be effective, as of the date hereof (the "Effective Date"), when at least one counterpart shall have been executed by the Company and holders of Notes constituting the Required Holders, and upon the approval by the Examining Authority. Each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

      [Remainder of page intentionally blank. Next page is signature page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                           LABRANCHE & CO. BY LAB INVESTING
                                           CO. LLC., ITS GENERAL PARTNER


                                           By: /s/ George M.L. LaBranche IV
                                              ----------------------------------
                                              Name: GEORGE M.L. LABRANCHE IV
                                              Title: SR. MANAGING DIRECTOR

Holders of Notes

COLUMBINE LIFE INSURANCE COMPANY
PEERLESS INSURANCE COMPANY
INDIANA INSURANCE COMPANY
SOUTHLAND LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY

By: ING Investment Management LLC, as Agent

By: /s/ Fred C. Smith
   ----------------------------------------
   Name: Fred C. Smith
   Title: SVP and Managing Director


NN LIFE INSURANCE COMPANY OF CANADA

By: /s/ Fred C. Smith
   ----------------------------------------
   Name: Fred C. Smith
   Title: Authorized Signatory

By: /s/ Michael B. Stevens
   ----------------------------------------
   Name: Michael B. Stevens
   Title: Authorized Signatory


WESTERN UNION INSURANCE COMPANY

By: /s/ Fred C. Smith
   ----------------------------------------
   Name:   Fred C. Smith
   Title:  Authorized Signatory


WESTERN UNION INSURANCE COMPANY

By: /s/ Michael B. Stevens
   ----------------------------------------
   Name: Michael B. Stevens
   Title: Authorized Signatory